UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

ORION FUTURES FUND L.P.

(Exact name of registrant as specified in its charter)

New York	0-50271	22-3644546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Effective August 17, 2017, each of (i) the Registrant; (ii) Ceres Managed Futures LLC (the “General Partner”), the general partner of the Registrant; (iii) UMB Fund Services, Inc. (“UMBFS”); and (iv) UMB Bank, N.A. entered into an escrow agreement (the “Escrow Agreement”), pursuant to which UMB Bank, N.A. will act as escrow agent in connection with certain subscriptions for and sales of units of limited partnership interest in the Registrant. A copy of the Escrow Agreement is filed herewith as Exhibit 10.1.

Effective that same date, each of (i) the Registrant; (ii) the General Partner; and (iii) UMBFS entered into a transfer agency agreement (the “Transfer Agency Agreement”), pursuant to which UMBFS will act as transfer agent in connection with the provision of certain transfer agency and dividend disbursement services to the Registrant. A copy of the Transfer Agency Agreement is filed herewith as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description

10.1	Escrow Agreement by and among the Registrant, the General Partner, UMBFS and UMB Bank, N.A.

10.2	Transfer Agency Agreement by and among the Registrant, the General Partner and UMBFS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION FUTURES FUND L.P.

By:	Ceres Managed Futures LLC, General Partner

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: August 23, 2017